Exhibit 99.1

   Allied Motion Reports Significant Profit Improvement for the First Quarter

    DENVER--(BUSINESS WIRE)--April 22, 2004--Allied Motion Technologies, Inc. (Nasdaq:AMOT) today announced it achieved a significant improvement in sales and profit for the quarter ended March 31, 2004, as compared to the same period last year.
    The Company achieved net income for the first quarter of $427,000 or $.08 per diluted share compared to a loss of $149,000 or $.03 per diluted share for the same period last year. Revenue for the quarter ended March 31, 2004, increased 23% to $11,248,000 compared to $9,176,000 last year. Backlog at March 31, 2004, was $17,616,000, an increase of 32% during the quarter and up 22% over the same time last year.
    "We are very pleased with the results for the first quarter," commented Dick Smith, CEO of Allied Motion. "We continue to achieve improved results as compared to the same period of the prior year. During the quarter, we saw a strengthening in many of our markets which has been helped by the improving economy. In addition, the expanded efforts of our sales and marketing organization are also contributing to our sales growth. We are also achieving improved margins as we improve operating efficiencies and reduce costs. We continue to strive for continuous improvement in our operations that will be necessary for us to achieve our long-term goals for growth in sales and profitability, as well as to facilitate our continued expansion into the motion control industry. We are excited about our acquisition of Owosso Corporation and its wholly owned subsidiary, Stature Electric, which we expect to close within the next 30 days."
    Dick Warzala, President of Allied Motion, added: "During the first quarter of 2004, we experienced a significant sales increase while continuing to maintain our emphasis on internal cost reductions to improve our bottom line. Order input was strong for the quarter and backlog at March 31, 2004, is up 22% over March 31, 2003, and up 32% over December 31, 2003. Upon closing the Owosso merger, we will immediately begin the implementation of Allied's Systematic Tools
(AST) at Stature Electric as well as continuing the implementation within all of our operations to improve our operational efficiencies. A strong emphasis on reducing product costs through strategic sourcing and product re-design efforts will improve our cost effectiveness and further enhance our ability to win new business and fuel our internal growth engine in the future."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's April 22, 2004, conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.


                    ALLIED MOTION TECHNOLOGIES, INC.
        FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                                 For the Three Months
                                                    Ended March 31,
HIGHLIGHTS OF OPERATING RESULTS                      2004    2003
----------------------------------------------------------------------
Revenue                                            $11,248  $9,176
                                                   ================

Income (loss) before income taxes                     $695   $(245)
(Provision) benefit for income taxes                  (268)     96
                                                   ----------------

Net income (loss)                                     $427   $(149)
                                                   ================

PER SHARE AMOUNTS:
Diluted  income (loss) per share                      $.08   $(.03)
                                                   ================
Diluted weighted average common shares               5,499   4,846
                                                   ================




                                                   March 31, Dec. 31,
CONDENSED BALANCE SHEETS                             2004     2003
----------------------------------------------------------------------
Assets
Current Assets:
  Cash and cash equivalents                           $971  $1,960
  Trade receivables, inventories, and other
   current assets                                   12,941  11,677
                                                   ----------------
Total current assets                                13,912  13,637
Property, plant and equipment, net                   6,312   6,423
Goodwill and intangible assets                       7,358   7,437
                                                   ----------------
Total Assets                                       $27,582 $27,497
                                                   ================
Liabilities and Stockholders' Investment
Current Liabilities:
  Debt obligations                                   1,843   1,967
  Accounts payable and other current liabilities     5,478   5,734
                                                   ----------------
Total Current Liabilities                            7,321   7,701
Long term liabilities                                3,784   3,737
                                                   ----------------
Total Liabilities                                   11,105  11,438
Stockholders' Investment                            16,477  16,059
                                                   ----------------
Total Liabilities and Stockholders' Investment     $27,582 $27,497
                                                   ================

                                                 For the Three Months
                                                    Ended March 31,
CONDENSED STATEMENTS OF CASH FLOWS                   2004    2003
----------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                   $427   $(149)
  Depreciation and amortization                        374     347
  Changes in working capital balances and other     (1,169)   (419)
                                                   ----------------
Net cash used in operating activities                 (368)   (221)
Net cash used in investing activities                 (451)   (208)
Net cash used in financing activities                 (170)   (395)
Effect of foreign exchange rate changes on cash         --     (17)
                                                   ----------------
Net decrease in cash and cash equivalents             (989)   (841)
Cash and cash equivalents at beginning of year       1,960   1,955
                                                   ----------------
Cash and cash equivalents at March 31                 $971  $1,114
                                                   ================


    CONTACT: Allied Motion Technologies, Inc.
             Richard Smith, 303-799-8520
             Sue Chiarmonte, 303-799-8520
             303-799-8521 (fax)